Exhibit 31.4

Certification of Chief Financial Officer

I, David Kieske, certify that:

1.	I have reviewed this annual report on Form 10-K/A of VICI Properties Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 30, 2018
		By:	/S/ DAVID KIESKE
David Kieske
Chief Financial Officer